Exhibit 10.21

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MULTI-PRODUCT LICENSE AGREEMENT

between

LONZA SALES AG

and

ONCOMED PHARMACEUTICALS, INC.

THIS AGREEMENT is made the 22nd day of August 2012

BETWEEN

LONZA SALES AG, incorporated and registered in Switzerland whose registered office is at Muenchensteinerstrasse 38, CH-4002, Basel, Switzerland(hereinafter referred to as “Lonza”), and

ONCOMED PHARMACEUTICALS, INC., incorporated in Delaware whose office is at 800 Chesapeake Drive, Redwood City, CA 94063, USA (hereinafter referred to as “OncoMed”).

WHEREAS

A.	OncoMed is researching, developing, and commercializing certain proprietary products, including without limitation antibodies, for therapeutic use and requires manufacture of such products for use in research, development, and commercial activities;

B.	Lonza has developed and has proprietary rights to [***] system and certain materials and intellectual property rights relating thereto;

C.	The parties have entered into the Research Evaluation Agreement, dated 9 October 2006, as amended from time to time (the “REA”), pursuant to which Lonza granted to OncoMed a non-exclusive license to use such system and certain material and intellectual property rights relating thereto, for research purposes;

D.	The parties have entered into the Master Services Agreement, dated May 21, 2007, as amended from time-to-time (the “MSA”), pursuant to which OncoMed has engaged Lonza to manufacture bulk supplies of certain of OncoMed’s products at OncoMed’s request as well as to perform certain other process development services; and

E.	OncoMed wishes, in accordance with the MSA, Clause 16.4 of the REA, and Clause 4 of Amendment No. 2 to the REA, dated December 5, 2008, to set forth certain of the terms pursuant to which Lonza shall license such [***] systems to OncoMed.

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NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.	Definitions

“Affiliate” means any company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with the relevant party to this Agreement. For the purposes of this paragraph, “control” means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the party in question.

“Approved Territories” means the [***], and all territories and possessions of each of the foregoing.

“Cell Lines” means the cell lines provided by Lonza [***] to OncoMed under this Agreement or the REA for use with the System.

“Collaboration Agreement” means the Collaboration Agreement, by and between the parties, dated as of the Effective Date.

“Clinical Trial Commencement” means the date of first administration of a Product to a human subject in a clinical trial.

“Competing Contract Manufacturer” means any entity that conducts [***] as a [***].

“Effective Date” means the date first above written.

“EMA” means the European Medicines Agency and any successor agency.

“FDA” means the United States Food & Drug Administration and any successor agency.

“First Commercial Sale” means the date of the first sale or other disposal of Product for money or money’s worth by OncoMed, its Affiliates, or its sublicensees to a third party after Regulatory Approval of such Product, excluding disposal of Product (A) as commercial or registration samples, (B) for educational purposes, (C) for use in

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clinical studies, (D) for compassionate use, or (E) to third parties for evaluation purposes, in each of [***]. OncoMed’s Affiliates in existence as of the Effective Date are listed on Schedule 4.

“Intellectual Property” means Materials Know-How and Patent Rights.

“Insolvency” means, for purposes of Clauses 5.3 and 5.4, that a party has been affected by circumstances described in Clause 9.6(b) of the MSA or Clause 11.1.3 of the Collaboration Agreement, as applicable.

“Know-How” means unpatented technical and other information, including but without prejudice to the generality of the foregoing ideas, concepts, inventions, discoveries, data, formulae, specifications, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques and assay protocols.

“Materials” means any materials that are provided by Lonza [***] to OncoMed under this Agreement or the REA for use with the System, including without limitation the [***]; but excluding any [***].

“Materials Know-How” means Know-How owned or controlled by Lonza [***] and provided to OncoMed under this Agreement.

“Media and Feed Packages” means the [***] and the related know-how used in [***] as fully set out in Schedule 3.

“Net Sales” means:

(i) with respect to sales of Product by OncoMed or its Affiliates, the net amounts received in respect of sales of Products by OncoMed or its Affiliates in the Territory, after Regulatory Approval of such Product in the country of sale, less the following items to the extent that they are paid or allowed and included in the invoice price:

(a)	discounts, including without limitation cash and quantity discounts, credits, allowances, charge-back payments, and rebates, actually granted to trade customers, managed health care organizations, federal, state, or local government and the agencies, purchasers, and reimbursers of managed health

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organizations or federal, state, or local government (as required by laws or applicable regulatory authorities);

(b)	credits or allowances actually granted upon damaged goods, rejections, or returns of such Products, including without limitation in connection with recalls;

(c)	freight, postage, shipping, transportation, and insurance charges actually allowed or paid for delivery of Products, to the extent billed; and

(d)	taxes (other than income taxes), duties, tariffs, or other governmental charges levied on the sale of such Products to the extent billed, including without limitation value-added taxes, net of all reimbursements and allowances; or

(ii) with respect to sales of Product by an OncoMed sublicensee [***]; provided that such [***]. Lonza agrees that the [***] for purposes of this subclause (ii), are [***].

Upon any sale or other disposal of Product by or on behalf of OncoMed or its Affiliates hereunder other than a bona fide arm’s length transaction exclusively for money, such sale, or other disposal, shall be deemed to constitute a sale at the then current [***] in the country in which such sale, other disposal or use of such Product occurs.

For the avoidance of doubt, the determination of Net Sales under subclause (i), above, shall exclude any Product supplied (A) as commercial or registration samples, (B) for educational purposes, (C) for use in clinical studies, (D) for compassionate use, or (E) to third parties for evaluation purposes.

“Patent Rights” means any and all patents and patent applications owned or otherwise controlled by Lonza that claim or cover [***] including but not limited to the patents and patent applications set forth in Schedule 1 to this Agreement, as may be modified by the written agreement of the parties from time to time in accordance with Clauses 9.1 and 15.2, and any and all foreign counterparts thereof throughout the world (whether national or regional), including but without prejudice to the generality of the foregoing, author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, and any and all divisions,

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renewals, continuations, continuations in part, reexaminations, reissues, any extensions of any of the foregoing, and any foreign counterparts thereof.

“Phase 3 Clinical Trials” means those human clinical studies regulated by the FDA or equivalent organisation conducted to gain evidence of efficacy on the target population, determine optimal dosage, and obtain expanded evidence of safety for the Product as set forth in 21 C.F.R. § 312.21(c) in the United States of America or the equivalent regulations or legislation in a different jurisdiction.

“Product(s)” means one or more products covered by intellectual property rights that are [***] particulars of which will be set out in Schedule 2 to this Agreement, as may be modified by the written agreement of the parties from time to time in accordance with Clause 4.2 or 4.4.

“Regulatory Approval” means, with respect to any Product in any jurisdiction, all approvals, including without limitation pricing approvals, granted by any regulatory authority, including the FDA, EMA or other equivalent organisation, that are necessary for the marketing and sale of a Product in such jurisdiction.

“Strategic Partner” means a third party with whom OncoMed has entered into a contractual relationship to [***]. In no event may any entity that is [***] be deemed a Strategic Partner for the purposes of this Agreement.

“System” means Lonza’s [***]. For the avoidance of doubt, [***] does not form part of the System.

“Territory” means world-wide.

“Transfected Cell Line” means a Cell Line containing [***].

“Valid Claim” means [***] that has not [***] by the decision of a court or other governmental agency of competent jurisdiction unappealable or unappealed within the time allowed for appeal and which has not been admitted to be [***] through re-issue or disclaimer or otherwise, and has not been abandoned or disclaimed.

“Vectors” means the vectors provided by Lonza [***] to OncoMed under this Agreement or the REA [***].

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2.	Supply of Materials and Know-How

2.1	Following the Effective Date and receipt of the payment specified in Clause 5.1(a),

2.1.1	OncoMed and its Affiliates shall be permitted:

(a) to use the Materials; and

(b) to use the Materials Know-How;

in each case solely for the purposes of exercising the rights granted under the license granted in Clause 4.1 or as otherwise permitted under the REA, and

2.1.2	OncoMed’s sublicensees and independent contractors shall be permitted to

(a) to use [***]; and

(b) to use [***];

in each case solely for the purposes of exercising the rights granted under the license granted in Clause 4.1. In the event OncoMed determines that [***] for such sublicensees or independent contractors to manufacture, use and/or sell Product, [***] such [***] by OncoMed’s sublicensees and independent contractors.

For purposes of clarity, OncoMed and its Affiliates may only use the Materials to make the Products by [***] and otherwise in accordance with the license granted in Clause 4.1.

2.2	OncoMed shall not make any modifications or adaptations to the Materials, except as expressly permitted under Clause 2.1 or under the REA.

2.3	If requested by OncoMed, Lonza shall promptly provide to OncoMed additional Materials in the quantities requested by OncoMed, and OncoMed shall reimburse Lonza’s reasonable expenses thereof.

2.4	If requested by OncoMed, Lonza shall provide reasonable assistance to OncoMed in practicing any of the Materials, including without limitation providing Materials Know-How, [***] such reasonable assistance in relation to [***].

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3.	Ownership of Property and Intellectual Property

3.1	The parties hereby acknowledge and agree that any and all property rights and Intellectual Property in [***] is vested in Lonza.

3.2	OncoMed shall own all right, title and interest in any and all invention(s) relating in any way to Product(s) conceived and/or reduced to practice by OncoMed or its Affiliates, sublicensees, or independent contractors [***]. OncoMed shall have no obligation to Lonza relating to such invention(s).

3.3	Any Know-How developed by OncoMed or its Affiliates, sublicensees, or independent contractors through use of the System hereunder which specifically relates to a Product and is severable from Intellectual Property owned or controlled by Lonza as of the Effective Date that claims or covers the Materials or the System shall vest in OncoMed.

3.4	The provisions of this Clause 3 shall survive termination or expiration of this Agreement.

4.	Licenses

4.1	Notwithstanding anything to the contrary in the REA, Lonza hereby grants to OncoMed a non-exclusive license under the Intellectual Property to develop, make, use, sell, offer to sell and import Products in the Territory. Except as provided under Clause 4.3, OncoMed shall have no right to sublicense the rights granted hereunder.

4.2	OncoMed may add additional products to Schedule 2 of this Agreement from time to time by notifying Lonza in writing of the identity of each such product. Provided that Lonza is [***] in respect of such additional products due to then-existing [***] that would prevent or conflict with the grant to OncoMed of a license to such product, Lonza shall confirm the addition of such products to Schedule 2 of this Agreement in writing to OncoMed within [***] of receipt of such notification from OncoMed, and such products shall be deemed to be Products.

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4.3	Subject to the provisions of this Clause 4.3, OncoMed shall be entitled to grant a sublicense to the rights to make, use, sell, offer to sell and import Products in the Territory granted pursuant to Clause 4.1 [***] to its Strategic Partners and/or any third party for the purposes of having such third party produce or sell the Products for OncoMed or its Affiliates or Strategic Partners, subject to the terms and conditions of this Section 4.3; provided, however, that, with respect to any such third party sublicensee that is not a Strategic Partner (a) OncoMed shall ensure such sublicensee’s use of the Materials and the Intellectual Property [***] and (b) such sublicensee shall not, by virtue of this Agreement, be granted any right or license, either express or implied, under any patent or proprietary right vested in Lonza or otherwise, to [***], for OncoMed, its Affiliates and Strategic Partners, and (c) OncoMed shall [***].

4.3.1	Any sublicense granted pursuant to this Clause 4.3 shall be expressly subject and subordinate to the terms of this Agreement, and it shall be OncoMed’s responsibility to ensure the strict adherence by any sublicensee hereunder to the terms and conditions of this Agreement.

4.3.2	(a) OncoMed shall have the right to grant sublicenses pursuant to this Clause 4 to any third party (including without limitation any Strategic Partner or Competing Contract Manufacturer)in the Approved Territories, [***] provided that [***] in writing of [***] within [***].

(b) Lonza’s prior written consent shall [***] pursuant to this Clause 4 to any third party (including without limitation any Strategic Partner and/or Competing Contract Manufacturer) [***], such consent not to be unreasonably withheld, delayed or conditioned. Lonza shall notify OncoMed whether it will not provide such [***] promptly after receiving OncoMed’s written request therefor. For purposes of the foregoing, it shall be deemed to be [***].

4.4	Notwithstanding anything to the contrary in this Agreement, OncoMed may, upon written notice to Lonza and without the prior consent of Lonza, transfer to any Strategic Partner OncoMed’s entire rights and obligations under this Agreement on a Product-by-Product basis as follows: (a) OncoMed shall provide [***] prior written notice to Lonza of such transfer, identifying such Strategic Partner and applicable Product(s), (b) Lonza and such Strategic Partner shall enter into a separate agreement containing the same terms and conditions of this Agreement relating to such assigned Product(s), and (c)

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Lonza and OncoMed shall amend this Agreement by updating Schedule 2 to delete such Product(s), which shall thereafter not be deemed a “Product” under this Agreement. Any such agreement between Lonza and such Strategic Partner shall include without limitation the pricing applicable in Schedule 1 of the Collaboration Agreement.

4.5	The license granted under Clause 4.1 shall be deemed to have become effective as of (a) [***] (b) [***], and (c) [***]. Lonza acknowledges that such dates are the dates upon which the Investigational New Drug Applications were filed for the relevant Products. The license granted under Clause 4.1 shall be deemed to have become effective as of (i) [***] and (ii) [***]. Lonza agrees that any and all activities conducted by OncoMed in connection with such Products prior to such [***] shall also be deemed to have been conducted pursuant to the license set forth in Clause 4.1.

4.6	Nothing in the Agreement shall be deemed to give OncoMed a license to Lonza’s or its Affiliates’ [***] that do not relate to the System, provided that such technologies may be licensed to OncoMed on terms and conditions to be agreed in writing by the parties.

5.	Payments

5.1	In consideration of the license granted in Clause 4.1 above, OncoMed shall pay to Lonza:

(a)	a one-time fee of £300,000 (three hundred thousand pounds) being payable within [***] after the Effective Date;

(b)	a one-time fee of [***] in respect of each Product, being payable within [***]; and

(c)	a one-time fee of [***] in respect of each Product, being payable within [***].

5.2	Except as otherwise provided in Clauses 5.3 through 5.5, in consideration for the license granted to OncoMed pursuant to Clause 4.1, and in consideration for the right to sublicense to third parties the rights granted by Clause 4.1 pursuant to Clause 4.3, OncoMed shall pay to Lonza royalties equal to:

(a)	[***] of Net Sales of Product that is [***]; or

(b)	[***] of Net Sales of Product that is [***].

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5.3	Notwithstanding anything to the contrary herein, if either:

(i) Lonza and OncoMed (or OncoMed’s Affiliate) have entered into a separate manufacturing agreement in respect of Lonza’s manufacture of a Product (including without limitation the MSA), but Lonza materially breaches such agreement;

(ii)during the term of the Collaboration Agreement, Lonza acknowledges that Lonza is [***] for a Product that is subject to Clause 3.3.1 of the Collaboration Agreement (Lonza having been provided with reasonable notice [***] of OncoMed’s [***] pursuant to the Collaboration Agreement so as to afford Lonza the opportunity to discuss, pursuant to Clause 3.3.1 of the Collaboration Agreement, with OncoMed whether Lonza will manufacture such Product;

(iii) during the term of the Collaboration Agreement, OncoMed, pursuant to Section 3.3.1 or 3.3.4 of the Collaboration Agreement, exercises its rights thereunder to engage a third party to manufacture a Product, and it is determined in accordance with such Sections and, if applicable, Clauses 12.3 and 12.4 of this Agreement that, for purposes of determining the royalty due to Lonza with respect to any such Product that is manufactured by a third party, Lonza was [***] as to (A) [***] (B) [***] or (C) [***] of expected [***] of such Products;

(iv) the Collaboration Agreement has terminated prior to its expiration because of Lonza’s breach or Lonza’s Insolvency under the Collaboration Agreement or because the MSA terminated due to breach of the MSA by Lonza or Lonza’s Insolvency under the MSA;

(v) OncoMed’s [***] of the Collaboration Agreement, that a Product should be [***]; or

(vi) OncoMed’s Strategic Partner and/or OncoMed, or an Affiliate of such Strategic Partner or OncoMed, [***];

then in each of the conditions set forth in subclauses (i) through (vi), should the relevant Product (in the case of subclause (iv), such relevant Product

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means any Product that was subject to the Collaboration Agreement or would have been subject to the Collaboration Agreement had that agreement not terminated early) be manufactured by [***] of (A) such Products manufactured for [***] shall be [***] of Net Sales of each such Product, and (B) such Products manufactured for [***] of Net Sales of each such Product.

5.4	If a third party manufactures a Product for OncoMed as a result of circumstances falling outside Clauses 5.3(i) through (vi), then in respect of such Product OncoMed shall pay to Lonza (a) an annual fee of [***] commencing within [***] and continuing for [***] and (b) a royalty of [***] of Net Sales of such Product; provided, however, that the payment obligation set forth in subclause (a) shall not commence until [***], if:

(i) a manufacturing agreement between Lonza and OncoMed for such Product expires or will expire according to its terms, and [***], within [***] following a request by [***], or

(ii) the Collaboration Agreement expires or will expire according to its terms, and [***] within [***] following a request by [***] (provided that the relevant Product would have [***])].

5.5	For the avoidance of doubt, the payments due pursuant to Clauses 5.2 through 5.4 are on a per Product basis, irrespective of whether [***].

5.6	The payments under Clauses 5.2 through 5.4, as applicable, shall be payable on a country-by-country and Product-by-Product basis until the later of:

(i)	expiration of the last to expire of the Patent Rights containing a Valid Claim that would be infringed by the sale of the applicable Product in the applicable country, and

(ii)	ten (10) years from the First Commercial Sale of such Product in such country;

provided that if subclause (ii) applies, such payments shall [***].

5.7	The parties acknowledge that, pursuant to Clause 3.1.1 of the Research Evaluation Agreement, OncoMed is required to [***], and that, pursuant to Clause 3.1.2 of the Research Evaluation Agreement, Lonza has [***]. The parties agree that, given the [***], there shall be no [***] that is attributable solely to the Modified Backbone Vector IP, and accordingly (i) [***] in this Agreement and (ii) any such [***],

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shall not be [***] for so long as the conditions of subclause (ii) apply, including without limitation for purposes of [***] Lonza pursuant to this Clause 5.

6.	Payment Procedures

6.1	Commencing upon the First Commercial Sale, OncoMed shall keep true and accurate records and books of account containing all data necessary for the calculation of payments payable to Lonza, for a duration of [***] years from the date of origination of such books or records. Such records and books of account shall, upon reasonable notice having been given by Lonza, but in no case more than [***] (provided that if the results of any inspection show an underpayment to Lonza, Lonza shall be entitled to one further audit), be open during business hours for inspection by an independent certified public accountant appointed by Lonza and reasonably acceptable to OncoMed. Results of any such inspection shall be made available to both Lonza and OncoMed. The independent, certified public accountant shall disclose to Lonza only information relating to the amounts which the independent auditor believes to be due and payable hereunder to Lonza, details concerning any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit. Any and all records examined by such independent accountant shall be deemed OncoMed’s confidential information which may not be disclosed by said independent, certified public accountant to any third party except as expressly provided herein. If any inspection of the books and records of OncoMed reveals that OncoMed’s payments under this Agreement were less than the amount which should have been paid, then OncoMed shall make all payments required to be made to eliminate any discrepancy within [***]. If, as a result of any inspection of the books and records of OncoMed, it is shown that payments to Lonza under this Agreement were more than the amount which should have been paid, then the amount of the overpayment shall be refunded to OncoMed within [***] or be credited against future payments, at OncoMed’s option. Lonza shall pay for such audits, except that in the event that OncoMed underpaid payments by more than [***] during any calendar quarter period under review, OncoMed shall pay the reasonable costs of the audit.

6.2	Commencing upon the First Commercial Sale, OncoMed shall prepare a statement in respect of each calendar quarter which shall show for the quarter

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in question details of the sales of Product and the amount due and payable to Lonza thereon pursuant to Clauses 5.2 through 5.6.

Such statement shall be submitted to Lonza (i) with respect to sales of Product by OncoMed or its Affiliates, within [***] days of the end of the calendar quarter to which it relates together with a remittance for the amount due to Lonza, or (ii) with respect to sales of Product by any OncoMed sublicensee under this Agreement, within [***] days following OncoMed’s receipt of the relevant payment from such sublicensee for each calendar quarter for which payments are due in accordance with Clause 5, together with a remittance for the amount due to Lonza.

6.3	All sums due under this Agreement shall be made in pounds sterling to Lonza. Payments due to Lonza in currencies other than pounds sterling shall first be calculated in the relevant local currency before being calculated at the rate of exchange ruling at the close of business on the day payment is due or made, whichever is earlier, provided always that where payment is made after the date provided therefore herein conversion shall be at the rate ruling at the date of payment if this is more favourable to Lonza. The rate of exchange shall be the mean value of the Pound Spot Rate in London first published in the Financial Times on the day following the day for determining such rates.

6.4	Subject to Clause 6.5, all sums due under this Agreement [***] Value Added Tax or any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority which shall be paid [***]. The parties agree to co-operate in all respects necessary to take advantage of such double taxation agreements as may be available.

6.5	Lonza shall be liable for all income and withholding taxes (including interest in each case) imposed upon any payments made by OncoMed to Lonza under Clause 5. OncoMed will make all payments due to Lonza under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment. Any such tax required to be withheld on amounts payable under this Agreement will promptly be paid by OncoMed on behalf of Lonza to the appropriate governmental authority, and OncoMed will furnish Lonza with proof of payment of such tax. Any such tax required to be withheld will be an

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expense of and borne by Lonza. OncoMed and Lonza will cooperate with respect to all documentation required by any taxing authority or reasonably requested by the other to secure a reduction in the rate of applicable withholding taxes.

6.6	Where Lonza does not receive payment of any sum required within [***] business days after such payment was originally due, OncoMed shall pay Lonza interest on the past due amount as follows: interest shall accrue thereafter on the sum date and owing to Lonza at a rate per annum equal to the [***], or the highest rate allowed by Applicable Law, whichever is lower, without prejudice to Lonza’s right to receive payment on the due date.

7.	Liability, Representations and Warranties

7.1	Each party represents and warrants to the other party, as of the Effective Date, that:

7.1.1 such party is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation and is authorized to do business to the extent necessary to fulfil its obligations hereunder;

7.1.2 such party is duly authorized to execute and deliver this Agreement and the person or persons executing this Agreement on its behalf have been duly authorized to do so by all requisite corporate or partnership action;

7.1.3 this Agreement is legally binding upon such party, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such party; and

7.2	Lonza warrants that the patents and patent applications included in the Patent Rights are the only patents and patent applications that must be licensed from Lonza and/or its Affiliates in order to operate the System.

7.3	OncoMed hereby acknowledges that in order to exploit the rights granted herein OncoMed may require licences under third party patent rights that may be

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infringed by the use by OncoMed of the rights licensed herein and it is hereby agreed that it shall be OncoMed’s responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences.

7.4	THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXPRESSLY IN LIEU OF AND EXCLUDE, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE. Notwithstanding anything to the contrary in the foregoing, the MSA, REA and Collaboration Agreement contain other representations and warranties which shall continue to apply as provided therein.

7.5	OncoMed hereby acknowledges that in order to exploit the rights contained herein OncoMed may require licenses under Lonza or third party patent rights that may be infringed by the use by OncoMed of the rights licensed herein and it is hereby agreed that it shall be OncoMed’s responsibility to satisfy itself as to the need for such licenses and if necessary to obtain such licenses.

7.6	No license is granted except as expressly provided herein and no license in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

7.7	OncoMed shall indemnify and hold harmless Lonza and its officers, servants and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any contractual, tortious or other claims or proceedings by third parties against Lonza arising in any way out of (a) the exercise by OncoMed of any of the rights granted to it under this Agreement, including, but not limited to, product liability claims or proceedings, (b) OncoMed’s breach any representation, warranty, or obligation under this Agreement, or (c) OncoMed’s negligence or wilful misconduct; but, in each of (a), (b), and (c), excluding the extent to which any claim is subject to indemnification by Lonza pursuant to Clause 7.8.

7.8

Lonza shall indemnify and hold harmless OncoMed and its officers, servants and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any contractual, tortious or other claims or proceedings by third parties against OncoMed arising in any way out of Lonza’s breach any representation, warranty, or obligation under this

Agreement, or Lonza’s negligence or wilful misconduct, except to the extent to which any claim is subject to indemnification by OncoMed pursuant to Clause 7.7.

7.9	Any condition or warranty other than those relating to title which might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

7.10	Except for breaches of confidentiality under Clause 8 and without limiting either party’s indemnification obligations under Clauses 7.7 and 7.8, IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE ARISING IN CONNECTION WITH ACTIVITIES CONDUCTED UNDER THIS AGREEMENT.

8.	Confidentiality

8.1	Both parties acknowledge that the information delivered pursuant to this Agreement is delivered subject to obligations of confidentiality. Each party agrees to keep the other party’s information secret and confidential, respect the other party’s proprietary rights therein and to make use of and permit to be made use of such information only for the purposes of performing their obligations under this Agreement, the Collaboration Agreement, the REA or the MSA, and shall not, unless the other party provides its prior written consent, disclose or permit the information to be disclosed to any third party, except as expressly provided herein.

8.2	Any Know-How disclosed under this Agreement shall not be disclosed by either party, except by OncoMed to its sublicensees in accordance with Clause 4.3. Except as otherwise set forth in the foregoing sentence, OncoMed and Lonza each shall grant access to confidential information of the other party only to affiliates, employees, consultants, and contractors who reasonably need to know such information for legitimate purposes and who are subject to the same obligations of confidentiality as Lonza and OncoMed under appropriate secrecy agreements.

8.3	Lonza and OncoMed each undertake not to disclose or permit to be disclosed to any third party except as expressly provided herein, or otherwise make use of or permit to be made use of, any trade secrets or confidential information relating to the technology, business affairs or finances of the other, any affiliate of the other, or of any suppliers, agents, distributors, licensees or other sublicensees of the other which come into its possession under this Agreement.

8.4	The confidentiality obligations under this Clause 8 shall not extend to any information which:

8.4.1	is or becomes generally available to the public otherwise than by reason of a breach by the receiving party of the provisions of this Clause 8;

8.4.2	known to the receiving party prior to its receipt from the disclosing party free of any confidentiality obligation to any third party;

8.4.3	subsequently disclosed to the receiving party without being made subject to an obligation of confidence by a third party; or

8.4.4	the receiving party can demonstrate by competent evidence was independently discovered by the receiving party or its employees without reference to any information received from the other party.

8.5	Lonza or OncoMed may each disclose confidential information of the other party it is required to disclose under any statutory, regulatory, stock exchange or similar legislative requirement or court order; provided however, that (i) the receiving party gives the disclosing party prior written notice of such required disclosure and assists the disclosing party in its reasonable efforts to prevent or limit such disclosure; and (ii) the information so disclosed pursuant to this Clause 8.5 otherwise remains Lonza information or OncoMed information, as the case may be, for the purposes of this Clause 8.

8.6

Notwithstanding anything to the contrary in this Agreement, (i) each party may disclose confidential information of the other party to potential and actual collaborators, sublicensees, acquirers, merger partners, assignees permitted under Clause 11.1, subcontractors, investment bankers, investors, lenders, or other financial partners for purposes relating to OncoMed’s Biopharmaceutical Products or providing legal, financial, or business advice to OncoMed, provided that any such third party agrees to be bound by reasonable obligations of confidentiality and non-use, and (ii) each party may disclose confidential information of the other party as reasonably necessary for the filing or prosecuting of patents pursuant to Clause 9, provided that Lonza shall not have the right to disclose any Confidential Information of OncoMed relating to Products without the prior written consent of OncoMed, not to be unreasonably withheld, delayed, or conditioned.

8.7	OncoMed hereby undertakes and agrees to keep the Materials secure and safe from unauthorised access and shall procure that the Materials shall be made available only to employees of OncoMed and employees of its sublicensees hereunder on a need to know basis and subject to the same obligations of confidence as provided in Clause 8.1, and to use the same for the sole purpose of this Agreement.

8.8	Each party acknowledges that, except as expressly provided herein or pursuant to a separate agreement between the parties existing now or entered into in the future, such party shall not by virtue of this Agreement at any time have any right, title, license or interest in or to the information provided by the other party or any other intellectual property rights which are owned by the other party or its Affiliates or to which the other party or its Affiliates is otherwise entitled.

9.	Patents

9.1	After the Effective Date, Lonza shall provide a description of any technological updates to the System to OncoMed [***] at the ESC (as defined in the Collaboration Agreement) meetings. Lonza may, from time to time, [***].

9.2	Lonza hereby undertakes and agrees that at its own cost and expense it will:

9.2.1	prosecute or procure prosecution of such of the Patent Rights which are patent applications diligently to grant so as to secure the best

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

commercial advantage obtainable so far as it is reasonable to do so with reference to Lonza’s commercial considerations; and

9.2.2	pay or procure payment of all renewal fees in respect of the Patent Rights so that they are valid and subsisting for the full term thereof and in particular will procure such renewal of the registrations thereof as may be necessary from time to time so far as it is reasonable to do so with particular reference to commercial considerations.

9.3	OncoMed shall promptly notify Lonza in writing of any infringement or improper or unlawful use of or of any challenge to the validity of the Patent Rights and/or the Materials Know-How. Lonza undertakes and agrees to take all such steps and proceedings and to do all other acts and things as may in Lonza’s discretion be reasonably necessary to restrain any such infringement or improper or unlawful use or to defend such challenge to validity and OncoMed shall permit Lonza to have the sole conduct of any such steps and proceedings including the right to settle them whether or not OncoMed is a party to them, and OncoMed hereby agrees to co-operate fully as is reasonably necessary with Lonza at its Lonza’s cost and expense, lending its name to the proceedings as may be necessary. Lonza shall be entitled to [***].

In the event that Lonza elects not to take proceedings in respect of any infringement or threatened infringement or challenge to validity Lonza shall [***]. In such case OncoMed shall be entitled to retain any monies recovered from such alleged infringers or challengers of validity.

10.	Term and Termination

10.1	Unless terminated earlier in accordance with the provisions of this Clause 10 or Clause 13 or 14, this Agreement shall continue in force on a Product-by-Product and country by country basis, until expiry of the obligation to pay payments on such Product in such country as set forth in Clause 5.6.

10.2	OncoMed may in its sole discretion terminate this Agreement at any time for any reason or no reason effective thirty (30) days after notice of such termination is provided in writing to Lonza.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3	Lonza and OncoMed may each terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

10.3.1	if the other materially breaches this Agreement, and (in the case of a breach capable of remedy) such breach is not remedied within sixty (60) days of the receipt by the other of a notice identifying the breach and requiring its remedy.

10.3.2	If the other ceases for any reason to carry on business, dissolves, liquidates, winds up, or files or is petitioned into bankruptcy, liquidation, rehabilitation or dissolution or becomes insolvent or fails generally to pay its debts or obligations or a petition is filed seeking the appointment of or the taking possession by a receiver custodian, trustee or similar official.

10.4	If at any time during this Agreement OncoMed directly or indirectly opposes or assists any third party to oppose the grant of letters patent or any patent application within any of the Patent Rights or disputes or directly or indirectly assists any third party to dispute the validity of any patent within any of the Patent Rights or any of the claims thereof Lonza shall be entitled at any time thereafter to terminate all or any of the licenses granted hereunder forthwith by notice to OncoMed.

10.5	If this Agreement is terminated for any reason other than for breach by Lonza, any and all licenses granted hereunder shall terminate with effect from the date of termination and OncoMed shall destroy all Materials forthwith and shall certify such destruction immediately thereafter in writing to Lonza. Product batches in progress at the date of termination and any warehouse supplies shall be sold and payments paid to Lonza within twelve (12) months of the date of termination.

10.6

Termination for whatever reason or expiration of this Agreement shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination. The following provisions shall survive termination or expiration of this Agreement: Clauses 1, 3, 4, 6.1 (for the period set forth therein), 6.3-6.5, 7.6-7.10, 8, 10.5, 10.6, and 11-17. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain if full force and effect.

11.	Assignment; Change of Control

11.1	Save as expressly provided by Clause 4, neither party shall be entitled to assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that each party shall be entitled without the prior written consent of the other party to assign this Agreement to an Affiliate or to any joint venture company of which such party is the beneficial owner of fifty percent (50%) or more of the issued share capital thereof, or in connection with a merger, consolidation or sale of such party or sale of all or substantially all of such party’s assets to which this Agreement relates. Any assignment inconsistent with this Clause 11.1 shall be null and void.

In the event of any Change of Control of OncoMed, Clause 4.2 shall no longer apply following the closing of the relevant transaction. For purposes of this Clause 11.1, “Change of Control” means the occurrence of any of the following:

(a) OncoMed’s entering into a merger, consolidation or sale of a controlling interest in OncoMed or a sale of all or substantially all of its assets to which this Agreement relates with or to [***], unless, following such transaction , (i) the individuals and entities who were the beneficial owners of the outstanding voting securities of OncoMed immediately prior to such transaction beneficially own, directly or indirectly, at least [***] of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the corporation or other entity resulting from such transaction (“Successor”), and (ii) at least [***] of the members of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of OncoMed at the time of the execution of the initial agreement, or the action of the Board of Directors of OncoMed, governing such transaction; or

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) any transaction in which [***] acquires beneficial ownership of securities of OncoMed representing more than [***] of the then outstanding securities of OncoMed;

provided, however, that, notwithstanding subsections (a) or (b) above, neither the sale of OncoMed’s securities in an underwritten public offering of OncoMed’s securities to multiple non-affiliated investors, nor the grant of a license by OncoMed to [***], shall constitute a Change of Control.

11.2	This Agreement shall be binding upon the successors and assigns of the parties and the name of a party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either party except as expressly provided herein.

12.	Governing Law and Jurisdiction

12.1	The validity, construction and performance of this Agreement shall be governed by the law of the State of New York, USA, without giving effect to the principles of conflicts of law thereof, and the parties agree to the jurisdiction of the courts in such State. Except as otherwise set forth in Clause 12.2 and/or 12.3, either party shall have the right to bring proceedings in any other jurisdiction for the purposes of enforcing a court judgment or order.

12.2	In the event of the failure on the part of any required representative of the parties to resolve any matter required by this Agreement to be agreed, or in the event of any other dispute or claim arising between the parties under this Agreement, the parties shall attempt by good faith negotiations to resolve such dispute or claim between them by reference to the President of Lonza and the Chief Executive Officer of OncoMed, who shall negotiate in good faith during a period of not less than [***] days to resolve such matter, dispute or claim. In the event the parties are unable to resolve such dispute or claim within the required time, either party may, by written notice to the other party, invoke the mediation procedure set out in Clause 12.3, or, if neither party invokes such mediation procedure, the dispute may be submitted by either party for resolution by a court of competent jurisdiction in accordance with Clause 12.1.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.3	If a dispute arises between the parties that the parties cannot resolve pursuant to Clause 12.2, the parties agree to attempt in good faith to resolve such dispute by mediation administered by JAMS (Judicial Arbitration and Mediation Services, Inc.) in New York, NY, USA. The parties agree that they shall share equally the cost of any mediation fees, and the cost of the mediator. Each party must bear its own attorney’s fees and associated costs and expenses. The place of any mediation shall be at JAMS in New York, NY USA. If efforts at mediation are unsuccessful within [***] of either party referring the dispute to mediation, the dispute may be submitted by either party for resolution by a court of competent jurisdiction in accordance with Clause 12.1.

12.4	In the case of any dispute concerning [***] the parties acknowledge their intention not to unduly delay the further advancements of OncoMed’s pipeline of molecules pending resolution of such dispute. To that end, each party shall use commercially reasonable efforts to conduct any mediation pursuant to Clause 12.3 with respect to such issue in parallel with OncoMed’s engagement of the relevant third party manufacturer(s) referred to in Clause 5.3. Pending resolution of any such dispute, OncoMed shall pay [***].

13.	Force Majeure

Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 13 such party shall give written notice to the other of such inability stating the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist the party relying upon it shall give written advice to the other of this fact. If the reason continues for a period of more than ninety (90) days and substantially affects the commercial basis of this Agreement the party not claiming under this Clause 13 shall have the right to terminate this Agreement by giving sixty (60) days written notice of such termination to the other party.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.	Illegality

If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any court or other body or authority having jurisdiction over the parties hereto or this Agreement, such terms or provisions shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement in the jurisdiction in question provided always that if any such deletion substantially affects or alters the commercial basis of this Agreement either party shall have the right to terminate this Agreement by giving sixty (60) days written notice of such termination to the other party.

15.	Miscellaneous

15.1 This Agreement, together with the REA, the MSA, and the Collaboration Agreement (collectively, the “OMP/Lonza Agreements”), and all attachments hereto and thereto, embody and set forth the entire agreement and understanding of the parties and supersede all prior and contemporaneous oral and written agreements, understandings or arrangements relating to the subject matter of this Agreement. Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement. For clarity, while the OMP/Lonza Agreements set forth the entire agreement and understanding of the parties, the parties recognize that each of such agreements has been individually negotiated and that where such agreements provide for specific remedies for a failure by Lonza to supply Product confirming to applicable specifications and other requirements under such agreements, such specific remedies shall be given effect.

15.2	This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the parties.

15.3

No failure or delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

15.4	Except as may be required by law or regulation, (a) the text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and concerning the subject matter of this Agreement shall require the prior written approval of the other party, except as may be required by law or regulation, and (b) neither party shall make a public announcement concerning this Agreement without first submitting a copy of the proposed announcement to the other party for review, and in such event, the other party shall have [***] to consent to the publication of such announcement, such consent not to be unreasonably withheld.

15.5	Each of the parties hereto shall be responsible for its respective legal and other costs incurred relating to the preparation of this Agreement.

15.6	Each party hereto acts as an independent contractor and nothing in this Agreement shall be construed to create a relationship of partnership, principal and agent, or joint venture between the parties.

15.7	This Agreement may be executed in several counterparts, each of which is an original but all of which shall constitute one instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

16.	Notice

16.1	Any notice or other communication to be given under this Agreement shall be delivered personally or sent by first class pre-paid registered or certified mail, return receipt requested, nationally recognized courier service or facsimile addressed as follows:

Address of Lonza

Lonza Sales AG, 228 Bath Road, Slough, Berkshire SL1 4DX

Facsimile: 01753 777001

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For the attention of the Head of Legal Services

Address of OncoMed

OncoMed Pharmaceuticals, Inc.

800 Chesapeake Drive

Redwood City, CA 94063

USA

Facsimile: 1-650-995-4570

For the attention of President and CEO

or to such other address as either party hereto may hereafter notify the other in accordance with the provisions of this Clause 16.

16.2	All such notices and documents shall be in the English language. All such notices or other communications shall be deemed to have been delivered as follows:

16.2.1	If delivered personally, at the time of such delivery;

16.2.2	If sent by registered or certified mail, five (5) business days (Saturdays, Sundays and public holidays excluded) after mailing;

16.2.3	If sent by facsimile, upon receipt of the transmission confirmation slip showing completion of the transmission;

16.2.4	If sent by courier service, two (2) days after being dispatched.

17.	Interpretation

17.1	The headings in this Agreement are for convenience of reference only and shall not constitute part of this Agreement.

17.2	Where appropriate words denoting a singular number only shall include the plural and vice versa.

17.3	Reference to any statute or statutory provision includes a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

(Signature page follows)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives thereunto duly authorised as of the Effective Date.

Signed for and on behalf of	/s/ Gerry Kennedy
LONZA SALES AG	Gerry Kennedy

Authorised Signatory TITLE

Signed for and on behalf of	/s/ Jeetendra Vaghjiani
LONZA SALES AG	Jeetendra Vaghjiani

Authorised Signatory TITLE

Signed for and on behalf of	/s/ Paul J. Hastings
ONCOMED PHARMACEUTICALS, INC	Paul J. Hastings

President and CEO. TITLE

[Signature page to Multi-Product License Agreement]

SCHEDULE 1

PATENT RIGHTS

[***]

[***]	Five pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 2

PRODUCTS

•	OMP-21M18

•	OMP-59R5

•	OMP-18R5

•	OMP-54F28

•	OMP-52M51

SCHEDULE 3

Media and Feeds

[***]

[***]	Three pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

SCHEDULE 4

ONCOMED’S AFFILIATES AS OF THE EFFECTIVE DATE

None.